SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          June 25, 2000
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                              HOMEGROCER.COM, INC.
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               (Exact name of Registrant as Specified in Charter)

         Washington                     0-22967                  91-1863408
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(State or Other Jurisdiction        (Commission File           (IRS Employer
      of Incorporation)                 Number)             Identification No.)

10230 N.E. Points Drive, Kirkland, Washington                        98033
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code        (425) 201-7500
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Item 5.  Other Events.

      On June 25, 2000, Webvan Group, Inc. ("Webvan"), HomeGrocer.com, Inc. ("HomeGrocer") and Robin Merger Corporation, a wholly-owned subsidiary of Webvan ("Merger Sub"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into HomeGrocer, with HomeGrocer to survive the Merger and to become a wholly-owned subsidiary of Webvan (the "Merger"). Each outstanding share of HomeGrocer common stock will be exchanged for shares of Webvan common stock, and options to purchase HomeGrocer common stock will be exchanged for options to purchase shares of Webvan common stock according to the exchange ratio. The exchange ratio will be 1.07605 shares of Webvan for each outstanding share of HomeGrocer common stock.

      The transaction will be structured to qualify as a tax-free reorganization and will be accounted for as a purchase.

      In connection with the execution of the Merger Agreement, Webvan and certain shareholders of HomeGrocer entered into a voting agreement (the "Company Voting Agreement'), pursuant to which such shareholders agreed to vote shares constituting approximately 55% of HomeGrocer's outstanding common stock, in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. These shareholders granted Webvan's board of directors an irrevocable proxy to vote their shares in favor of the Merger and against any proposal made in opposition to or in competition with the Merger.

      In addition, HomeGrocer and certain shareholders of Webvan entered into a voting agreement (the "Parent Voting Agreement"), pursuant to which such shareholders agreed to vote shares constituting approximately 40% of Webvan's outstanding common stock, in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. These shareholders granted HomeGrocer's board of directors an irrevocable proxy to vote their shares in favor of the Merger and against any proposal made in opposition to or in competition with the Merger.

      Each of the Merger Agreement, Company Voting Agreement and Parent Voting Agreement are filed as exhibits to this report. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

      A press release announcing the transaction is attached as an exhibit to this report. The Merger is subject to several conditions, including approval by both companies' stockholders, the expiration of applicable waiting periods under antitrust laws and obtaining necessary consents.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 5, 2000

                                            HomeGrocer.com, Inc.



                                            By:   /c/ Kristin H. Stred
                                               -----------------------
                                                  Kristin H. Stred
                                                  Senior Vice President,
                                                  General Counsel
                                                    and Secretary


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

2.1 Agreement and Plan of Merger dated as of June 25, 2000 among Webvan Group, Inc., HomeGrocer.com, Inc. and Robin Merger Corporation

99.1 Company Voting Agreement dated as of June 25, 2000 between Webvan Group, Inc. and certain shareholders of HomeGrocer.com, Inc. together with Irrevocable Proxy.

99.2 Parent Voting Agreement dated as of June 25, 2000 between HomeGrocer.com, Inc. and certain shareholders of Webvan Group, Inc. together with Irrevocable Proxy.

99.3          Press Release dated June 26, 2000.


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